Exhibit 99.1

Alset EHome International Inc. will Deliver First 20 EHomes with Tesla PV Solar Panels, Powerwalls and EV Chargers in Houston Area

BETHESDA, MD / ACCESSWIRE / June 21, 2021 / Alset EHome Inc. a US-based property developer and a subsidiary of Alset EHome International Inc. (NASDAQ:AEI) (collectively “Alset”), is pleased to announce a strategic agreement with Tesla Inc. (“Tesla”) for an initial supply of Tesla PV Solar Panels, Powerwalls and EV Chargers to be installed at single-family homes (“Ehomes”). These Tesla products will be installed in 20 brand new, single-family homes at the Northpark Community in Porter, Texas. In addition to these 20 homes, Alset has 10 more homes under contract in the same community scheduled for closing at the end of this month. Moving forward, there are plans to acquire an additional 70 units in the Houston area, targeting a total of 100 Ehome deliveries in 2021.

In addition, as homes in the first phase of one of Alset’s flagship developments, Alset at Black Oak, are nearly sold-out, development on future phases is progressing well. Forging ahead, Alset strives to build a sustainable energy community with Ehomes featuring Tesla Solar PV Roof Panels, Tesla Powerwall and EV Chargers. A total of 650 homes are planned at this development, located in Magnolia, Texas, north of Houston.

The community will integrate a clean energy ecosystem encompassing housing, transport, and electricity; it will include an amenity center featuring organic, modular/vertical vegetable farming, a café, visitor residences, infant/childcare clubs, and social events venue. Future homes will be built with energy efficient platforms supporting clean, sterilized airflow and advanced communication systems. Aligning with the vision of building a community founded on a sustainable carbon footprint, each Alset Ehome will come with a Tesla vehicle to promote the use of electric vehicles for a sustainable lifestyle.

Charley MacKenzie, the US CEO of Alset Ehome, Inc., commented: “We are delivering what we believe will be the model housing ecosystem of the future. As more people look to make sustainable choices in their selection of homes, we are keen on making the transition for our customers the easiest it can be. This will also help accelerate the world’s transition to sustainable energy.”

“Our plan is to develop over 5,000 intelligently designed Ehomes in the next 3-5 years. We are excited to develop the communities of the future in close collaboration with Tesla. Tesla’s products are not only technologically superior but also aesthetically pleasing. In addition to our rollout in the US, we plan to expand our concept on a global scale,” stated Mr. Chan Heng Fai, Chairman and Chief Executive Officer of Alset EHome International Inc.

About Alset EHome Inc.

Alset EHome Inc. is principally engaged in developing, selling, managing, and leasing residential properties in the United States, and may expand from residential properties to other property types. Currently, its two flagship developments are Alset at Black Oak situated in Magnolia, Texas, north of Houston and Ballenger Run situated in Frederick County, Maryland USA. Together with partners including NVR, Inc. and Rausch Coleman Homes, over 750 homes have already been delivered at these two projects.

About Alset EHome International Inc.

Alset EHome International Inc. is a diversified holding company principally engaged through its subsidiaries in EHome development and digital transformation technology with operations in the United States, Singapore, Hong Kong, Australia and South Korea. The Company’s vision is to accelerate sustainable healthy living. The Company’s mission is to provide a healthy living ecosystem, encompassing housing, transport, energy, healthy food and health products.

For more information, please visit: www.alsetehomeintl.com.

Investor Contact:

Dave Gentry, CEO

RedChip Companies Inc.

407-491-4498

Dave@redchip.com

Forward-Looking Statement Disclaimer

Statements in this press release contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Alset EHome International Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Forward-looking statements contained in this announcement are made as of this date, and Alset EHome International Inc. undertakes no duty to update such information except as required under applicable law.

SOURCE: Alset EHome International Inc.